Exhibit 99.1

GRAIN WEALTH LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2010 and 2009

GRAIN WEALTH LIMITED AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Grain Wealth Limited and subsidiaries

We have audited the accompanying consolidated balance sheets of Grain Wealth Limited and subsidiaries (“the Company”) as of June 30, 2010 and 2009, and the related consolidated statements of income and comprehensive income, cash flows and changes in stockholders' equity for the years ended June 30, 2010 and 2009. The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years ended June 30, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/Friedman LLP

Marlton, New Jersey
January 28, 2011

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2010	2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,802,342	$1,563,002
Accounts receivable	642,021	374,653
Inventories	5,570,594	4,148,070
Advances to suppliers and other prepaid expense	123,016	8,861
Total Current Assets	8,137,973	6,094,586

Property, plant and equipment, net	8,917,152	8,240,600
Farmland development costs, net	5,807,431	1,398,087
Land use rights under capital lease	189,792	192,983
Deposit on land use right	176,248	-

Total Assets	$23,228,596	$15,926,256

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term loan payable	$5,045,090	$3,360,215
Short-term obligation under capital lease	858	803
Accounts payable	729,996	522,467
Advance from customers	-	725,328
Payroll payable	106,814	98,482
Taxes payable	127,714	83,781
Dividends Payable	926,017	-
Due to related parties	379,570	349,131
Total Current Liabilities	7,316,059	5,140,207

Long-term loan payable	734,365	1,446,354
Long-term obligation under capital lease	203,746	203,522

Total Liabilities	$8,254,170	$6,790,083

COMMITMENTS

STOCKHOLDERS' EQUITY:
Common stock, par value $1; 10,000 shares authorized, 10,000 shares issued and outstanding as of June 30, 2010 and 2009	10,000	10,000
Additional paid in capital	3,867,215	1,197,729
Retained earnings	9,837,623	6,708,817
Statutory reserve	704,289	704,289
Accumulated other comprehensive income -	555,299	515,338
Total Stockholder' Equity	14,974,426	9,136,173

Total Liabilities and Stockholders' Equity	$23,228,596	$15,926,256

The accompanying footnotes are an integral part to the consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended
	June 30,
	2010	2009

NET REVENUES	$25,098,672	$18,734,371
COST OF REVENUES	15,978,235	12,083,734
GROSS PROFIT	9,120,437	6,650,637

OPERATING EXPENSES:
Selling and marketing expenses	1,239,766	1,125,819
General and administrative expenses	967,548	761,331
Total Operating Expenses	2,207,314	1,887,150

INCOME FROM OPERATIONS	6,913,123	4,763,487

OTHER (EXPENSE) INCOME:
Interest income	5,334	5,604
Interest expense	(397,272)	(463,397)
Non-operational income	166,935	85,414
Total Other (Expense) Income	(225,003)	(372,379)

INCOME BEFORE INCOME TAXES	6,688,120	4,391,108
INCOME TAXES	-	-
NET INCOME	$6,688,120	$4,391,108

COMPREHENSIVE INCOME:
Net Income	$6,688,120	$4,391,108
Other Comprehensive Income:
Foreign currency translation gain	39,961	20,810
TOTAL COMPREHENSIVE INCOME	$6,728,081	$4,411,918

BASIC AND DILUTED INCOME PER COMMON SHARE	$668.81	$439.11

DIVIDEND PER COMMON SHARE	$355.93	$-

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	10,000	10,000

The accompanying footnotes are an integral part to the consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the years ended June 30, 2010 and 2009

	Common stock stock	Additional Paid-in Capital	Retained Earnings	Statutory Reserve	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance, June 30, 2008	$10,000	$1,197,729	$2,713,941	$308,057	$494,528	$4,724,255

Adjustment to statutory reserve	—	—	(396,232)	396,232	—	—

Comprehensive income:
Net income for the year	—	—	4,391,108	—	—	4,391,108

Foreign currency translation adjustment	—	—	—	—	20,810	20,810

Balance, June 30, 2009	$10,000	$1,197,729	$6,708,817	$704,289	$515,338	$9,136,173

Cash dividends declared	—	—	(3,559,314)	—	—	(3,559,314)

Cash dividends reinvested	—	2,669,486	—	—	—	2,669,486

Comprehensive income:
Net income for the year	—	—	6,688,120	—	—	6,688,120

Foreign currency translation adjustment	—	—	—	—	39,961	39,961

Balance, June 30, 2010	$10,000	$3,867,215	$9,837,623	$704,289	$555,299	$14,974,426

The accompanying footnotes are an integral part to the consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,688,120	$4,391,108
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	609,181	493,855
Amortization-long-term prepayments	259,651	35,831
Amortization-land use rights under capital lease	4,200	4,193
Changes in assets and liabilities:
Accounts receivable	(264,287)	(32,626)
Inventories	(1,394,719)	(1,745,656)
Advances to suppliers and other prepaid expense	(113,641)	21,734
Accounts payable	203,910	133,634
Advance from customers	(726,191)	456,265
Payroll payable	7,776	7,147
Taxes payable	43,309	27,171
Due to related party	34,975	193,418
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,352,284	3,986,074

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,239,321)	(2,017,005)
Increase in farmland development cost	(4,643,489)	(1,433,225)
Increase in deposit on land use rights	(175,524)	—
NET CASH USED IN INVESTING ACTIVITIES	(6,058,334)	(3,450,230)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term Loan Payable	943,442	2,321,781
Repayment of loan from related party	(7,314)	(2,984,037)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	936,128	(662,256)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	9,262	89,115

NET INCREASE IN CASH AND CASH EQUIVALENTS	230,078	(126,412)

CASH AND CASH EQUILAVENTS - beginning of year	1,563,002	736,189

CASH AND CASH EQUIVALENTS - end of year	$1,802,342	$1,563,002

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$361,502	$269,200
Income taxes	$—	$—

NON-CASH FINANCING ACTIVITIES:
Cash dividends declared	$(3,688,859)	$—
Cash dividends reinvested	$2,766,644	$—
Accrual of capital lease payments to related party	$804	$754

The accompanying footnotes are an integral part to the consolidated financial statements

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Grain Wealth Limited is a limited liability company organized under the laws of the British Virgin Island (the “Grain Wealth” ) on September 8, 2010.  Grain Wealth owns 100% of the issued and outstanding capital stock of Qiyang County Xiangmei Food Technical Research and Development Co., Ltd. (“Xiangmei Food”), a wholly foreign-owned enterprise (“WFOE”) with limited liability incorporated under the People’s Republic of China (the “PRC”) on December 20, 2010.  Xiangmei Food has entered into a series of contractual agreements with the owner of Hunan Xiangmei Food Co., Ltd. (“Hunan Xiangmei”).

Hunan Xiangmei is a limited liability company formed under laws of the PRC on March 27, 2006, with a total registered capital of RMB 10 million (approximate to $1.2 million), contributed by two individual stockholders, Mr. Wu YaoTian and Mr. Zhou Taiping. On December 24, 2009, Mr. Wu YaoTian transferred all of his ownership interest to Mr. Zhou Taiping, the Chairman of Hunan Xiangmei, and Mr. Zhou became the sole owner of Hunan Xiangmei, which is engaged in the business of growing, processing and distributing glutinous rice and other consumer food products such as frozen stuffed dumplings and ice cream products in the PRC.

On December 23, 2010, Xiangmei Food entered into a series of contractual arrangements with Hunan Xiangmei.  These contractual agreements require the pledge of Mr. Zhou’s equity interests in Hunan Xiangmei to Xiangmei Food. At any time during the agreement period, Xiangmei Food has exclusive rights to acquire any portion of the equity interests of Hunan Xiangmei. In addition, Xiangmei Food has sole discretion to appoint directors of Hunan Xiangmei and is entitled to certain management fees from Hunan Xiangmei.

Under these contractual arrangements, which obligate Xiangmei Food to absorb a majority of the risk of loss from Hunan Xiangmei’s activities and entitle it to receive a majority of its residual returns, Xiangmei Food has gained effective control over Hunan Xiangmei. Through these contractual arrangements, Xiangmei Food now holds the variable interests of Hunan Xiangmei, and Xiangmei Food becomes the primary beneficiary of Hunan Xiangmei. Based on these contractual arrangements, Hunan Xiangmei is considered as a Variable Interest Entity (“VIE”)  under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Hunan Xiangmei no longer has the characteristics of a controlling financial interest. Accordingly, Hunan Xiangmei should be consolidated under ASC 810.

Grain Wealth is effectively controlled by the sole stockholder of Hunan Xiangmei, Mr. Zhou Taiping, and Grain Wealth has 100% equity interest in Xiangmei Food as of September, 30, 2010. Therefore, Xiangmei Food and Hunan Xiangmei are considered under common control. The consolidation of Xiangmei Food and Hunan Xiangmei has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Xiangmei Food and Hunan Xiangmei had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Collectively, Grain Wealth, Xiangmei Food and Hunan Xiangmei are hereinafter referred to as the “Company”.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in 2010 and 2009 include the allowance for doubtful accounts, the reserve for slow moving or perishable inventory, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses, and due to Stockholders approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

The fair value of the long-term loan as of June 30, 2010 and 2009 also approximated their recorded value because the interest rate charged under the loan term are not substantially different than current interest rates.

The Company evaluated the fair value of the capital lease obligation – related parties, net of current portion at the year end of 2010 and 2009 and determined that the book value of capital lease obligation approximated the fair market value based on level 3 inputs. The fair market value was calculated using present value of capital lease payment discounted at rate of 6.39%.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances in banks in the PRC are uninsured.

Concentrations of credit risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. The Company does not have any allowance for doubtful accounts at June 30, 2010 and 2009.

Inventories

Inventories, consisting of raw materials, work in process and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. The Company maintains inventory on hand throughout the year and has not experienced any slow moving or perishable items. The Company does not consider it necessary to record any inventory reserve at June 30, 2010 and 2009.

Prepayment for growing crops, which  is considered work in process,  are reported at lower of cost or markets,  are mainly costs incurred to grow the crops. The costs included direct cost such as seed selections, fertilizer, labor costs and contract fee that are spent in growing glutinous rice, peanuts and sesame in the contracted farmland and indirect cost – amortization of farmland development cost. All the costs are accumulated until the time of harvest and then allocated to glutinous rice, peanuts and sesame based on usage of the farmland. In July and October, the harvest seasons of glutinous rice, and August, the harvest season of peanuts and sesame.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews, long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the years ended June 30, 2010 and 2009.

Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China.  The Company accounts for income taxes under the provisions of ASC740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statement basis of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company had no deferred taxes as of June 30, 2010 and 2009.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Advances from customers

Advances from customers consist of prepayments from customers for merchandise that had not yet been shipped. The Company recognizes the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy.  At June 30, 2010 and 2009, advances from customers amount to $0 and $725,328 respectively.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company recognizes revenues from the sale of glutinous rice and other consumer food upon shipment and transfer of title.

Shipping costs

Shipping costs are included in selling expenses and totaled $503,316 and $468,577 for the year ended June 30, 2010 and 2009, respectively.

Advertising

Advertising is expensed as incurred and is included in selling expenses on the accompanying statement of operations. For the years ended June 30, 2010 and 2009, advertising expense amounted to $70,273 and $72,596, respectively.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.  The cumulative translation adjustment and effect of exchange rate changes on cash for the year ended June 30, 2010 and 2009 was $9,262 and $89,115, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses, if any, that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at June 30, 2010 and 2009 were translated at 6.8086 RMB to $1.00 and at 6.8448 RMB to $1.00, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the years ended June 30, 2010 and 2009 were 6.8367 RMB and 6.8482 RMB to $1.00, respectively. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Comprehensive income

Comprehensive income is comprised of net income and all changes to the statements of Stockholders’ equity, except those due to investments by Stockholders, changes in paid-in capital and distributions to Stockholders. For the years ended June 30, 2010 and 2009, comprehensive income includes net income and unrealized gains from foreign currency translation adjustments.

Earnings per share (EPS)

Earnings per share is calculated in accordance with the ASC 260 (Originally issued as Statement of Financial Accounting standards No. 128, “Earnings per share”) superseded Accounting Principles Board Opinion No.15 (APB 15). Earnings per share for all periods presented has been restated to reflect the adoption of ASC 260 Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, Stockholders of the immediate families of principal owners of the Company and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company shall disclose all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent accounting pronouncements

In December 2009, the FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46®. The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The adoption of this ASU did not have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Stockholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to Stockholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all Stockholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The adoption of this ASU did not have any material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of revised Level 3 disclosure requirements which are effective for interim and annual reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Company adopted the provisions of the standard on January 1, 2010, which did not have a material impact on the Company’s consolidated financial statements.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The adoption of this update did not have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 – ACCOUNTS RECEIVABLE

At June 30, 2010 and 2009, accounts receivable consisted of the following:

	June 30, 2010	June 30, 2009
Accounts receivable	$642,021	$374,653
Less: allowance for doubtful accounts	-	-
	$642,021	$374,653

NOTE4 - INVENTORIES

At June 30, 2010 and 2009, inventories consisted of the following:
	June 30, 2010	June 30, 2009
Raw materials	$301,985	$233,203
Work in progress	5,209,735	3,876,183
Finished goods	58,874	38,684

Less: Reserve for slowing moving or perishable inventory	-	-
	$5,570,594	$4,148,070

NOTE5 - PROPERTY AND EQUIPMENT

At June 30, 2010 and 2009, property and equipment consist of the following:
	Useful Life	June 30, 2010	June 30, 2009
Office equipment and furniture	5 Years	$38,296	$25,802
Manufacturing equipments	5-10 Years	3,640,276	3,363,835
Vehicles	5 Years	138,215	99,777

Building and building improvements	5-30 Years	6,187,938	5,803,968

Less: accumulated depreciation		(1,677,415)	(1060,086)
Construction-in-progress		589,842	7,304
		$8,917,152	$8,240,600

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE5 - PROPERTY AND EQUIPMENT (continued)

For the years ended June 30, 2010 and 2009, depreciation expense amounted to $ 609,181 and $ 493,855 of which $316,298 and $232,978 is included in cost of sales, $28,380 and $24,867 included in selling expense, and $264,503 and $236,010 is included in general and administrative expenses, respectively.

NOTE 6 – FARMLAND DEVELOPMENT COSTS

There is no private ownership of land in the PRC. All land is owned by the government, which grants land use rights for a specified period of time. The Company has entered into several land developing agreements with a number of farming cooperatives since 2006. The farmland development costs were the costs to develop the farmland included water distribution systems and drainage tile. The Company hires labor to grow and harvest glutinous rice, peanuts and sesame by itself. The agreements have terms of 10 years with various due dates. .

The Company uses the straight-line method to amortize the farmland development costs over the life of the contracts. As of June 30, 2010 and 2009, the Company has farmland development costs (net) in the amount of $5,807,431 and $1,398,087 respectively.

The details of the farmland development costs are listed as of June 30, 2010 and 2009:
	Useful Life	June 30, 2010	June 30, 2009
Farmland development costs	10 Years	6,104,192	1,433,935
Less: accumulated amortization		(296,761)	(35,848)
		$5,807,431	$1,398,087

NOTE 7 – DEPOSIT ON LAND USE RIGHTS

There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms. As of June 30, 2010, the company has made deposit of 1,200,000RMB ($176,248) on the land use right of 100 Chinese acre in the Hunan QiYang Industry Development Zone. The land use rights will have 50 years term upon delivery of certificate of land use rights title from local government. As of June 30, 2010, the Company has not started using the land and recorded no amortization.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 8 – SHORT-TERM LOANS

At June 30, 2010 and 2009, loans payable consisted of the following:

	June 30,
	2010	2009
Loan payable to Agriculture Development Bank of China, due on May 30, 2011 and April 29, 2010 with annual interest at of 5.31% and 6.1065%, respectively and secured by certain equipments of the Company and real estate owned by Zhou Taiping and Zhou Jiling, Director and CEO of the Company respectively	$2,643,715	$2,629,734

Loan payable to Village Bank of Qiyang County due on March 18, 2011 with annual interest of 9.558% secured by assets of the Company	719,678	-

Loan payable to Agriculture Development Bank of China, due on August 24, 2010 with annual interest of 5.31% and all repaid by September 25, 2010	1,028,112	-

Loan payable to Agriculture Development Bank of China, due on August 30, 2009 with annual interest of 5.31% and repaid on due date	-	730,481

Loan payable to Agriculture Development Bank of China, originally due on June 28, 2010 but extended with annual interest of 5.31% and all repaid by August 10, 2010.	653,585	-
Total	$5,045,090	$3,360,215

NOTE 9 – LONG-TERM LOAN

At April 29, 2008, the Company borrowed long-term loan of $734,365 (RMB 5,000,000) from Agriculture Development Bank of China, due on April 28, 2013, with annual interest rate of 7.74%, and secured by commercial real estate owned by Zhou Taiping and Zhou Jilin, Director and CEO of the Company respectively. The loan is utilized in purchasing glutinous rice powder product line and constructing warehouses.

At March 18, 2009, the Company borrowed long-term loan of $715,872 (RMB 4,900,000) from Village Bank of Qiyang County due on March 18, 2011 with annual interest of 9.558% secured by assets of the Company. As of June 30, 2010, this loan included in short-term loans (See note 8).

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 9 – LONG-TERM LOAN (continued)

Future annual principal payments of the loans payable as of June 30, 2010 are as follows:

Years ending June 30,	Amount
2011	$308,433
2012	220,310
2013	205,622
Total	$734,365

NOTE 10 - OBLIGATIONS UNDER CAPITAL LEASES

The following leased properties meeting capital lease criteria are capitalized at lower of present value of the related lease payments or the fair value of the leased assets at inception of the lease.

The Company leases a total of 7,529 square meters of lands as its manufacturing site from Zhou Jiling and Zhou Taiping CEO and Director of the Company respectively. The annual lease payment is RMB 94,861 (approximately $13,933) commencing on 2006. The lease is set to expire on June 30, 2055. The present value of the total lease payments at inception was RMB 1,414,260 (approximately $207,717), which was calculated with a discount rate of 6.39%, a prevailing PRC long-term borrowing rate in April, 2006.

As of June 30, 2010, future rental payments applicable to the above capital leases with remaining terms in excess of one year were as follows:

Years ending June 30,	Capital lease payments
2011	$13,933
2012	13,933
2013	13,933
2014	13.933
2015	13,933
Thereafter	555,389
Total minimum lease payments	625,054
Less amount representing interest	420,450
Present value of net minimum lease payments	204,604
Less current obligation	858
Long-term obligations	$203,746

NOTE 11 – INCOME TAXES

The Company accounts for income taxes pursuant to the accounting standards that require the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company is governed by the Income Tax Law of the People’s Republic of China.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 11 – INCOME TAXES (continued)

According to China State Administration to Taxation in Qiyang County in Hunan Province, from June 1, 2006 to December 24, 2009, the Company is foreign invested joint venture, which enjoyed income tax waiver in the first five years and half income tax waiver in the following three years. According to China State Administration to Taxation in Qiyang County in Hunan Province, because the Company was awarded as “a Leading Agricultural Enterprise in Hunan Province” and invested in Qiyang Industrial Development Zone, starting from December 24, 2009, the Company continues to enjoy income tax waiver. As a result, the Company had not incurred any income tax since its inception. All tax years since inception remain subject to examination by the tax authorities.

Value Added Tax

The Company is subject to value added tax (“VAT”) for manufacturing products including frozen foods and ice-cream. The applicable VAT tax rate is 17% for products sold in the PRC. The Company is exempt from paying VAT for sale of crops including glutinous rice, sesame and peanuts cultivated by the Company itself in accordance with VAT regulation in PRC. VAT payable in the PRC is charged on an aggregated basis at a rate of 17% on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of goods, any amount paid in respect of VAT included in the price or charges, and less any deductible VAT already paid by the taxpayer on purchases of goods in the same financial year. As of June 30, 2010 and 2009, the Company has accrued $127,714 and $83,781 of value-added tax.

NOTE 12 – DUE TO RELATED PARTY

On June 30, 2009, the Company owed $7,305 (RMB 50,000) to Zhou Taiping, Director of the Company. From time to time, Zhou Taiping provided advances to the Company for working capital purpose. The advances were usually short-term in nature and bear interest at the bank interest rate available to the Company for the   period. On June 30, 2010, the Company has paid off all advances from Zhou Taiping with the accrued interest outstanding. As of June 30, 2010 and 2009, the Company owed the accrued interest of $320,357 and $296,785 respectively.

The Company leases a total of 7,529 square meter of land as its manufacturing site from Zhou Jiling, CEO of the Company. As of June 30, 2010 and 2009, the Company owed to Zhou Jiling and Zhou Taiping, CEO and Director of the Company respectively, current capital lease obligation and interest expense of $59,213 and $45,041, respectively.

NOTE 13  – COMMITMENTS

On September 23, 2009, the Company signed a contract with the Management Committee of Qiyang Industrial Development Zone to purchase about 100 acre land use rights. Based on the contract, the Company is required to make investments worth at least RMB50,000,000 (approximately $7.5 million), including equipments and construction of building on the purchased land within two years of contract date.  If the Company’s total investments are below RMB 50,000,000, the Company needs to make payments of additional RMB 80,000 per acre, which adds up to four million RMB (approximately $0.6 million). As of June 30, 2010, the Company did not start the investment.  The Company will start the investment in accordance with the term of the contract.

In March 2010, the Company entered into one-year purchase agreements with several farmers to purchase glutinous rice after harvest. The purchase price is RMB 3 yuan per kilogram (equivalent to $ 0.44 per kilogram). According to the agreements, the Company is responsible for providing the seeds to these farmers. The costs of the seeds will be deducted from the glutinous rice purchase amount.   The net purchase amount is estimated to be $1,972,820 in total.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 13  – COMMITMENTS (continued)

The Company entered into annual land lease agreement with farming cooperatives to cultivate various crops. As mentioned Note 6, the Company also entered in farmland development agreements with these farming cooperatives, which automatically extend the land lease term to 10 years. The annual land lease fee is RMB 150 yuan ($22) per mu. As of June 30, 2010, future lease payments related to the land lease agreement was as follows:

Years ending June 30,	Land lease payments
2011	$1,101,386
2012	1,101,386
2013	1,101,386
2014	1,101,386
2015	1,101,386
Thereafter	5,506,932
Total minimum lease payments	$11,013,864

NOTE 14 – CONCENTRATION OF RISKS

Three major vendors accounted for approximately 45.05% of the total purchase for the year ended June 30, 2010, with each customer individually accounting for 19.24%, 15.55% and 10.25%, respectively. Three major vendors accounted for approximately 48.94% of the total purchase for the year ended June 30, 2009, with each customer individually accounting for 22.82%, 15.51% and 10.61%, respectively.

No single customer accounted more than 10% of the total revenue for the year ended June 30, 2010 and 2009.

NOTE 15 – SEGMENT INFORMATION

The Company sells glutinous rice and glutinous rice powder, frozen rice dumplings, frozen dumplings, frozen pasta, and ice cream, etc. The Company’s chief operating decision-makers (i.e. the chief executive officer and his direct reports) review financial information presented on a basis, accompanied by disaggregated information about revenues and cost of goods by product lines for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the unit level.  Based on qualitative and quantitative criteria established by the accounting standard, “Disclosures about Segments of an Enterprise and Related Information”, the Company considers itself to be operating within one reportable segment.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009

NOTE 15 – SEGMENT INFORMATION (continued)

The Company’s net revenue and cost of goods sold by product lines for the year ended June 30, 2010 and 2009 are as follows:

2010	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	7,676,297	5,907,076	2,947,368	2,719,930	3,848,626	1,999,374	25,098,672

Cost of Sales	6,638,769	2,793,228	1,524,063	1,382,164	1,925,712	1,714,299	15,978,235

Gross Profit	1,037,528	3,113,848	1,423,305	1,337,766	1,922,915	285,075	9,120,437

2009	Glutinous Rice and Glutinous Rice Powder	Frozen Rice Dumplings	Frozen Dumplings	Frozen Pasta	Ice Cream	Peanut and Sesame	Total
Net Revenues	6,532,067	4,340,404	1,965,649	1,905,483	2,788,307	1,202,462	18,734,371

Cost of Sales	5,645,276	2,160,681	1,092,026	922,193	1,326,252	937,306	12,083,734

Gross Profit	886,791	2,179,723	873,623	983,290	1,462,054	265,156	6,650,637
NOTE 16– STOCKHOLDERS’ EQUITY

 Grain Wealth was organized under the laws of British Virgin Islands on September 8, 2010. The Company is authorized to issue 10,000 shares of a single class with a par value of $1. Upon its inception, the Company issued common stock of 10,000 shares.

As of June 30, 2010, there were 10,000 shares of common stock issued and outstanding.

NOTE 17– CASH DIVIDENDS

On October 4, 2009, Board of Directors of the Company announced a total of $3,559,314 (RMB 25,219,507) cash dividends, of which $889,828 (RMB 6,304,877) and $2,669,486 (RMB 18,914,630) will be distributed to Wu Yaotian and Zhou Taiping, respectively.  Zhou Taiping, Director of the Company re-invested his cash dividends into the Company, which is recorded as Additional Paid-in Capital.

GRAIN WEALTH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2010 and 2009
NOTE 18 – STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. The Company reserved up to 50% of the entities’ register capital at the year ended September 30, 2009.For the years ended June 30, 2010 and 2009, statutory reserve activity is as follows:

Balance – June 30, 2008	$308,057
Additional to statutory reserves	396,232
Balance – June 30, 2009	704,289
Additional to statutory reserves	-
Balance – June 30, 2010	$704,289

NOTE 19 – SUBSEQUENT EVENTS

On August 13, 2010 and September 25, 2010, the Company borrowed $1,909,350 (RMB 13,000,000) and $ 1,468,731 (RMB 10,000,000), respectively from Agriculture Development Bank of China in Qiyang County, due on May 12, 2011 and September 16, 2011, respectively, with annual interest rate of 5.31%, and secured by assets of the Company.

On January 28, 2011, the Company and its shareholders entered into a Share Exchange Agreement (“Exchange Agreement”) with NewEra Technology Development Co., Ltd, (“NewEra”), a public traded company in US. Pursuant to the terms of the Exchange Agreement, the shareholders of Grain Wealth transferred to all of the shares of the Company in exchange for the issuance of 9,200,000 shares of the common stock of NewEra as set forth in the Exchange Agreement, so that the shareholders of Grain Wealth shall own at least a majority of the outstanding shares of NewEra. The Share Exchange resulted in a change in the control of NewEra as the Shareholders of the Company became the majority shareholders of NewEra. Also, the original shareholders and directors of the NewEra resigned and the shareholders of the Company were elected as directors of the Company and appointed as its executive officers.

For accounting purpose, this transaction has been accounted for as a reverse acquisition. Accordingly, the Company and its subsidiaries are treated as the continuing entity for accounting purposes.

Immediately after the  Share Exchange, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with four investors (the “Investors”) for the issuance and sale in a private placement of shares of Common Stock, for aggregate gross proceeds of $3,782,393 at a per share purchase price of $3.5769.